EXHIBIT 23.7


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated August 8, 1997 for Concorde Group, Inc. and Neil Tucker Trust included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 1997, and to all references to our Firm incorporated by reference in this Form S-4 and into Iron Mountain Inc.'s previously filed Registration Statements on Form S-8 File No. 333-24803 and No. 333-33191.



                                                  Fisher, Schacht & Oliver, LLP




Rochester, New York
December 2, 1997